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Exhibit 99.1



                            RICHARDS, LAYTON & FINGER
                           A PROFESSIONAL ASSOCIATION
                                ONE RODNEY SQUARE
                                  P.O. BOX 551
        J TRAVIS LASTER    WILMINGTON, DELAWARE 19899       Direct Dial Number
                                 (302) 65I-7700               302-651-7582
                               FAX (302) 651-7701            Laster@RLF.com
                                   WWW.RLF.COM



                                January 28, 2004


VIA FACSIMILE AND E-FILING
--------------------------

The Honorable William B. Chandler, III
Chancellor
Court of Chancery
34 The Circle
Georgetown, Delaware 19947


                  RE:   ODS TECHNOLOGIES L.P v. MARSHALL, C.A. NO. 20527
                        ------------------------------------------------

Dear Chancellor Chandler:


                  I write on behalf of all parties to the above-referenced action regarding the parties' continuing attempts to memorialize a settlement agreement reached by the parties. As I reported in a letter to Your Honor dated January 14, 2004, the parties agreed, subject to Your Honor's wishes, to extend all deadlines in the action for two weeks to allow the parties to memorialize their settlement agreement. The parties have not yet been able memorialize their agreement, and would like further time to complete this process. For this reason, the parties jointly request, subject to Your Honor's wishes, that all deadlines in this action be extended by another week without prejudice to permit the parties to continue the process of memorializing their agreement.

                  As always, to the extent the Court has any questions, counsel are available at Your Honor's convenience.


                                   Respectfully submitted,

                                   /S/ J. Travis Laster
                                   --------------------
                                   J. Travis Laster
                                   Delaware Bar I.D. No. 3514


JTL:dm
cc:     Register in Chancery (via e-filing)
        James P. Hughes, Jr, (via hand delivery)
        Alan M. Fisch, Esq. (via electronic mail)
        John Hindman, Esq,,(via electronic mail)
        Stephen H. Kay (via electronic mail)
        Kevin G. Abrams, Esq. (via internal distribution)